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                                                                   Exhibit 10.20
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                    INTERIM ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                         CONCENTRA HEALTH SERVICES, INC.
                              A Nevada Corporation

                                       AND

                              DEVCORP SYSTEMS, INC.
                              A Nevada Corporation

                               September 28, 2000

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                    INTERIM ADMINISTRATIVE SERVICES AGREEMENT

      This Interim Administrative Services Agreement (the "Agreement') is made and entered into effective as of September 28, 2000 (the "Effective Date"), by and between Concentra Health Services, Inc., a Nevada corporation ("CHS"), and DevCorp Systems, Inc., a Nevada corporation ("DSI").

                              W I T N E S S E T H:

      WHEREAS, DSI is a corporation formed for the purpose of developing an Internet-based, occupational healthcare services delivery network (the "DSI Business"); and

      WHEREAS, CHS and DSI have entered into a certain Software License Agreement of even date herewith (the "License Agreement"), whereby CHS has licensed to DSI, on the terms and conditions set forth therein, certain proprietary software owned by CHS for the purpose of enabling DSI to commence modifications to and development of such software necessary to adapt it for use in the DSI Business; and

      WHEREAS, DSI desires to engage CHS (a) to provide certain CHS employees (the "Contract Employees") to DSI to perform the duties and responsibilities set forth herein, and (b) to provide certain administrative services to DSI as described herein, and CHS is willing to accept such engagement, on and subject to the terms and conditions set forth herein; and

      WHEREAS, the parties contemplate that this Agreement, if not terminated or allowed to expire, will be superseded by a long-term Administrative Services Agreement between the parties in connection with the modification of the License Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, CHS and DSI hereby agree as follows:

                                    ARTICLE I
                                    ---------
                             ENGAGEMENT AND SERVICES
                             -----------------------

      1.1 Contract Employees. CHS shall provide to DSI on a full-time basis the
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Contract Employees listed on Schedule 1 (as well as such additional Contract
                             ----------
Employees as may be identified and agreed to in writing from time to time by CHS and DSI), to supervise and direct on behalf of DSI the Administrative Services provided to DSI by CHS pursuant to Section 2 and to perform the functions and provide the services described on such Schedule 1, as well as such other
                                       ----------
functions and services as may reasonably be assigned to them from time to time by DSI. In the performance of such functions and services, the Contract Employees shall have authority commensurate with the positions set forth opposite their respective names on Schedule 1. All Contract Employees shall be
                                   ----------
employees of CHS (or an affiliate of CHS), and CHS shall be solely responsible for the payment to and withholding from and with respect to all such persons of all compensation, taxes, and benefits (including, without limitation, salary, fringe benefits, bonuses,


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health and disability insurance, workers compensation insurance, and any other benefits which CHS may make available generally to CHS's employees, as well as all applicable payroll taxes). In the absence of oral or written directions by DSI or written policies of DSI, the Contract Employees shall exercise reasonable judgment in their activities and shall act in accordance with applicable law and the provisions of this Agreement. Anything herein to the contrary notwithstanding, CHS shall be under no obligation to continue the employment of the Contract Employees following the termination of this Agreement.

      1.2 Administrative Services. CHS shall perform for DSI the administrative
          -----------------------
services described on Schedule 2 (the "Administrative Services"), as well as
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such other services as may reasonably be assigned to CHS from time to time by
DSI and agreed to by CHS. In the absence of oral or written directions by DSI or written policies of DSI, CHS shall exercise reasonable judgment in the performance of the Administrative Services and shall act in accordance with applicable law and the provisions of this Agreement.

      1.3 CHS Funds. In no event shall CHS or any of its affiliates have any
          ---------
obligation to supply out of their own funds working capital for DSI or its operations.

      1.4 Independent Contractors. CHS and DSI each expressly disclaim any
          -----------------------
intent to form a partnership or any other entity, or to become joint venturers by virtue of the execution of and performance pursuant to this Agreement, nor shall either be the agent of the other except as specifically set forth herein. In the performance of the duties and obligations under this Agreement, the parties understand and agree that: (i) they are at all times acting and performing as independent contractors with respect to each other, and (ii) neither party shall have nor exercise any control or direction over the methods by which the other party performs such other party's duties and responsibilities, except that the parties shall perform their respective duties and responsibilities at all times in accordance with the terms and provisions of this Agreement.

                                   ARTICLE II
                                   ----------
                                  COMPENSATION
                                  ------------

      2.1 Compensation to CHS. In consideration of CHS's provision of the
          -------------------
Contract Employees and performance of the Administrative Services pursuant to this Agreement, DSI shall pay CHS in accordance with Schedule 3 hereto.
                                                     ----------

                                   ARTICLE III
                                   -----------
                              TERM AND TERMINATION
                              --------------------

      3.1 Term. This Agreement shall have a term of one (1) year, commencing on
          ----
the Effective Date.

      3.2 Termination. Anything herein to the contrary notwithstanding: (a)
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either party may terminate this Agreement immediately upon written notice to the other party in the event of such other party's breach of a material provision of this Agreement, which breach remains uncured for a period of ten (10) days following receipt of written notice specifying the breach complained


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of; (b) either party may terminate this Agreement, without cause, upon thirty
(30) days prior written notice to the other party; and (c) CHS may terminate this Agreement immediately upon written notice to DSI in the event of the expiration or termination of the License Agreement.

      3.3 Obligations Following Termination. Upon the expiration or earlier
          ---------------------------------
termination of this Agreement, each party shall be and remain responsible for all obligations accrued through the date of termination.

                                   ARTICLE IV
                                   ----------
                                 NONSOLICITATION
                                 ---------------

      4.1 Nonsolicitation by DSI. DSI hereby covenants and agrees that, during
          ----------------------
the term of this Agreement and for a one (1) year period following the expiration or earlier termination of this Agreement, DSI will not, either for DSI or for any other person, firm, corporation, or other entity, either directly or indirectly: (i) induce, or attempt to induce, any employee of CHS or of any affiliate of CHS to terminate his or her employment or hire away or attempt to hire away any employee of CHS or any affiliate of CHS; (ii) induce, or attempt to induce, any CHS supply or service resource (including investment and other financing resources) to withdraw, curtail, or cancel the furnishing of supplies or services (including investment and other financing resources) to CHS; or
(iii) engage in any act or activity which would interfere with or harm any business relationship CHS or any affiliate of CHS may have with any patient, customer, employee, employer, principal, or supplier.

                                    ARTICLE V
                                    ---------
                                  MISCELLANEOUS
                                  -------------

      5.1 Assignment. Neither party may assign this Agreement or any of its
          ----------
rights or responsibilities hereunder to any other person or entity without the prior written consent of the other party.

      5.2 Indemnification. Each party hereby covenants and agrees to indemnify,
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defend, and hold harmless the other party and such other party's affiliates, directors, officers, employees, and agents from and against any and all liability, loss, cost or expense (including, without limitation, reasonable attorneys fees) arising out of or in connection with the indemnifying party's negligent acts or omissions in the performance of its duties and responsibilities pursuant to this Agreement.

      5.3 Notices. Any notice, consent, or other communication required or
          -------
permitted under this Agreement shall be in writing and shall be delivered in person or sent by pre-paid certified or registered mail, receipted overnight messenger service, receipted hand delivery or telecopier (with electronic confirmation), as follows:

             If to DSI:    DevCorp Systems, Inc.
                           5080 Spectrum Drive, Suite 400 - West Tower
                           Addison, Texas  75001


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                           Attn: Legal Counsel
                           Telecopier: (972) 387-1938

             If to CHS:    Concentra Health Services, Inc.
                           5080 Spectrum Drive, Suite 400 - West Tower
                           Addison, Texas  75001
                           Attn:  General Counsel
                           Telecopier: (972) 387-1938

Each such notice or other communication shall be considered to have been given when received if delivered in person, three (3) days after being mailed if sent by certified or registered mail, one (1) day after being given to the overnight messenger service if sent by that means, or on the date of transmission if sent by telecopier. For these purposes, Saturdays, Sundays and federal legal holidays shall be excluded. Either party may change its address for purposes of this Agreement by notice to the other party in accordance with this Section 5.3.

      5.4 Entire Agreement; Amendment. This Agreement contains the entire
          ---------------------------
agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements, or understandings, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument signed by both parties.

      5.5 Headings. The headings contained in this Agreement are for convenience
          --------
of reference only and are not to be used as an aid in the interpretation hereof.

      5.6 Severability. If any provision of this Agreement or its application to
          ------------
any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and application of its provisions to other persons or circumstances shall not be affected and shall be enforced to the fullest extent permitted by law.

      5.7 Governing Law. This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of Texas.

      5.8 Rights Cumulative; No Waiver. No right or remedy in this Agreement
          ----------------------------
conferred upon or reserved to either party is intended to be exclusive or any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement, or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair the right or remedy to be construed as a waiver or other relinquishment of same with respect to subsequent defaults.

      5.9 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have entered into this Agreement on and as of the date first set forth above.

                                            DSI:
                                            ----

                                            DEVCORP SYSTEMS, INC.

                                            By: /s/ James M. Greenwood
                                               ---------------------------------
                                                 James M. Greenwood
                                                 President


                                            CHS:
                                            ----

                                            CONCENTRA HEALTH SERVICES, INC.

                                            By: /s/ Richard A. Parr II
                                               ---------------------------------
                                                 Richard A. Parr II
                                                 Executive Vice President


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                                   SCHEDULE 1
                                   ----------
                               CONTRACT EMPLOYEES

CHS
Employee's Name       Title/Function for DSI

Jay Blakey            Senior Vice President of Operations and Customer Relations

Kris Covey            Vice President of Corporate Development

Michael Fricke        Vice President and Chief Financial Officer

Elijah Marentette     Vice President of Product Development

Ken Wilkinson         Vice President and Chief Technology Officer


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                                   SCHEDULE 2
                                   ----------
                             ADMINISTRATIVE SERVICES

      During the continuation of this Agreement, CHS will perform and/or provide the following Administrative Services for and/or on behalf of DSI:

      1. Computer Network and Office Facilities. CHS will (a) grant DSI
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reasonable access to and use of CHS's computer network and mutually agreed computer equipment, (b) supply to DSI the reasonably necessary services of CHS's computer network support personnel in connection with such access and equipment, and (c) allow DSI access to and use of mutually agreed and specifically identified office space in CHS's suite of offices located at 5080 Spectrum Drive, Suite 400 - West Tower, Addison, Texas.

      2. Financial and Accounting Systems. Subject to reaonable security and
         --------------------------------
confidentiality procedures and protections, CHS will grant DSI reasonable access to and use of CHS's financial and accounting systems to enable DSI to produce and maintain financial and accounting records and reports with respect to its business and operations.

      3. Risk Management. On behalf of DSI, CHS will obtain and maintain in full
         ---------------
force and effect all general liability and casualty insurance of every kind, name and nature which the parties reasonably agree is appropriate to protect against loss in the nature of fire, other catastrophe, theft, public liability and negligence, in such amounts as CHS and the Contract Employees shall mutually determine is appropriate. To the extent possible, CHS will provide such insurance coverage to DSI through CHS's program of insurance obtained with respect to CHS's and its affiliates' other business and operations.

      4. Medical Operations Support. CHS will make available to DSI the services
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of CHS's Chief Medical Officer and other Medical Operations support personnel to assist DSI in the development of its business and operations and the design and development of its computer software product. The extent and scheduling of such services will be as shall be from time to time mutually agreed to by CHS and DSI.

      5. Access to Focus Network Provider Information. To the extent permissible
         --------------------------------------------
under applicable law and to the extent permitted by Focus Healthcare Management, Inc.'s ("Focus"), contracts with its providers and network affiliates, CHS will obtain and grant DSI reasonable access to the names, addresses, and other identifying information regarding the providers who are from time to time participants in Focus's preferred provider organization network of providers.

      6. Other Administrative Support. CHS will provide DSI with reasonably
         ----------------------------
necessary receptionist, mailroom, and other mutually agreed administrative support in connection with DSI's use of and access to the office space referred to in Section 1 of this Schedule 2.
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                                   SCHEDULE 3
                                   ----------
                                  COMPENSATION

      1. Contract Employees. In consideration of CHS's provision of the Contract
         ------------------
Employees:

            (a) On or before each CHS payroll date during the continuation of this Agreement, DSI shall pay CHS an amount equal to the estimated aggregate amount of all compensation, taxes, and benefits (including, without limitation, salary, fringe benefits, bonuses, health and disability insurance, workers compensation insurance, and any other benefits which CHS may make available generally to CHS's employees, as well as all applicable payroll taxes) paid or to be paid by CHS to or with respect to the Contract Employees on such CHS payroll date and/or in respect of the payroll period relevant to such payroll date, as communicated by CHS to DSI in advance of such payroll date.

            (b) In addition, on the date of each payment pursuant to subsection 1(a) of this Schedule 3, DSI shall pay CHS a fee equal to five percent (5%) of
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such payment.

            (c) Promptly following the end of each month during the continuation of this Agreement, CHS shall determine and advise DSI of the actual amount paid by CHS during such month to or with respect to the Contract Employees. If such actual amount paid is more or is less than the amount previously paid by DSI pursuant to subsection 1(a) of this Schedule 3: (i) the amount of any
                                    ----------
overpayment shall be credited against the next succeeding payment(s) due from DSI to CHS; and (ii) the amount of any underpayment shall be immediately paid to CHS by DSI.

      2. Administrative Services. In consideration of CHS's performance of the
         -----------------------
Administrative Services:

            (a) Within ten (10) days following receipt of CHS's invoices therefor, DSI shall reimburse CHS each month an amount equal to the actual amount of all costs and expenses incurred, directly or indirectly, by CHS and/or its affiliates in the performance of the Administrative Services, including, without limitation, a reasonable allocation of all compensation, taxes, and benefits (including, without limitation, salary, fringe benefits, bonuses, health and disability insurance, workers compensation insurance, and any other benefits which CHS may make available generally to CHS's employees, as well as all applicable payroll taxes) paid to or with respect to personnel of CHS and/or its affiliates engaged in providing the Administrative Services, and a reasonable allocation of all other direct, third-party, and indirect expenses incurred on behalf of the LLC (including, without limitation, a reasonable allocation of insurance expense and overhead expenses). CHS shall invoice DSI no more frequently than semi-monthly pursuant to this Section 2(a).

            (b) CHS and DSI shall work together to reach agreement regarding the calculation of the amounts to be reimbursed to CHS by DSI pursuant to subsection 2(a) of this Schedule 3. In any event, any allocation by CHS of costs and
             ----------
expenses will be determined


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in a reasonable manner, consistent with CHS's and its affiliates' allocation of expenses in respect of their other businesses and operations, subject to review from time to time by DSI.


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